EXHIBIT 10.18
                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (the "Agreement") is made and entered into this_____ day of October, 1996 (the "Effective Date"), by and between Ocurest Laboratories, Inc., a Florida corporation (the "Company") and Tri-State Bank, a *________* (the "Bank").

         WHEREAS, the Company proposes to offer and sell up to 2,300,000 Class A Common Stock Purchase Warrants (the "Warrant(s)") in connection with a public offering to be underwritten by RAF Financial Corporation and other underwriters (the "Underwriters"). The persons purchasing the Warrants are hereinafter referred to as the "Warrantholders"; and

         WHEREAS, the Company desires to appoint the Bank to receive and hold $.50 per Warrant from the sale of up to 2,300,000 Warrants as such monies are tendered by the Underwriters to the Company (the "Proceeds"); and

         WHEREAS, the Company and American Securities Transfer & Trust, Inc. (the "Warrant Agent") have entered into that certain Warrant Agent Agreement, dated October __, 1996 (the "Warrant Agreement") relating to the Warrants; and

         WHEREAS, the Bank desires to act in the capacity of escrow agent in connection with the sale of the Warrants and agrees to hold the Proceeds in escrow upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the Company and the Bank agree as follows:

         1. DEPOSITS IN ESCROW. The Company will deposit the Proceeds with the Bank to be held in escrow on the terms and conditions set forth below (the "Escrow"). Within sixty (60) days after the deposit of any Proceeds, the Company will inform the Bank in writing of the name, address, and amount of Proceeds received on behalf of each respective Warrantholder.

         2. INVESTMENT OF PROCEEDS. To the extent not disbursed in connection with Section 3 of this Agreement, the Bank will hold the Proceeds in the Escrow and shall at all times prudently invest the Proceeds in an interest bearing money market fund or account providing for the highest available daily rate. Subject to the foregoing, the Bank and the Company agree that pending such investment, any Proceeds (plus accrued interest thereon) in the Escrow from time to time shall earn interest from the date of deposit to the date of withdrawal at the rate of one percent (1%) below the average Federal Funds Rate charged to the Bank, which shall be calculated on the last business day of each month during the term of the Escrow and on the last date of withdrawal of Proceeds from the Escrow.

         3. DISBURSEMENT OF PROCEEDS. The Bank shall only disburse Proceeds upon joint written instructions of both the Company and the Warrant Agent as follows:

              (a) From time to time the Company and the Warrant Agent will provide the Bank with written notice (the "Notice") of (i) the exercise of all or a portion of the Warrants; (ii) the expiration of the Warrants; or (iii) redemption of the Warrants. Upon receipt of such Notice, the Bank will promptly disburse the Proceeds plus interest relating to the Warrants covered by such Notice in accordance with the written instructions of the Company and the Warrant Agent. The amount to be disbursed per Warrant shall be the product of
(a) the fraction the numerator of which shall be the aggregate Proceeds (including accrued interest) then in the Escrow and the denominator of which shall be the sum of (i) the total number of the Warrants then outstanding and
(ii) to the extent that the Warrants covered by the Notice are not deemed to be outstanding, the number of Warrants covered by the Notice and (b) the number of the Warrants covered by the Notice.

              (b) In no event will the Bank be required to take any action under this Section 3 until it has received proper written instructions from the Company and the Warrant Agent in a form which is acceptable to the Bank in its sole discretion.

              (c) In no event will the Bank be required to notify or obtain consent, approval, authorization or an order of any court or governmental body before taking any action provided for in this Agreement.

              (d) In no event will the Bank be required to release any funds which constitute the proceeds of a check deposited into the Escrow until at least five business days have elapsed from the day of deposit

         4. ACCOUNTS AND RECORDS. The Bank will keep accurate books and records of all transactions taken pursuant to this Agreement until the Agreement is terminated. The Company will have reasonable access to such books and records. The Bank will deliver a complete accounting to the Company upon each disbursement of Proceeds pursuant to Section 3 hereof.

         5. DUTIES AND ADVERSE CLAIMS. The duties and obligations of the Bank will be determined solely by the provisions of this Agreement. The Bank's duties and obligations are purely ministerial in nature and nothing in this Agreement will be construed to give rise to any fiduciary duties or capacities of the Bank in relation to the Company, the Warrantholders or any other person or entity which may obtain an interest in this Agreement. In the event of any disagreement concerning any aspect of this Agreement or the presentation of any claim or demand to the Bank, the Bank may take any one or more of the following steps:

              (a) Refuse to comply with any claim or demand until the Bank receives written notification from the parties to the effect that the dispute has been resolved, such notification to be in a form which is acceptable to the Bank in its sole discretion;

              (b) Commence an interpleader action District Court in and for the of the City and County of Denver, Colorado and tender into the registry of the Court all Proceeds which are the subject of any dispute, the tender of such Proceeds constituting a complete release of the Bank's liability with respect to any such Proceeds;

              (c) Commence any other action in the District Court in and for the City and County of Denver, Colorado which may be necessary to obtain a judicial declaration or resolution of the rights of the Bank and the parties involved in the dispute; or

              (d) Await an order of any other court having jurisdiction over the parties and the subject matter of the dispute directing the Bank to proceed in some manner.

In no event will the Bank become liable to the Company, any Warrantholder, or any other person or entity which may obtain an interest in this Agreement, for
(i) taking any action authorized by this Section 5, including but not limited to, following the instructions contained in any written resolution of a dispute or in an order of any court having appropriate jurisdiction, or (ii) refusing to follow or comply with any claim or demand made upon the Bank by the Company, any Warrantholder, or any other person or entity which may obtain an interest in this Agreement otherwise than as expressly set forth in this Agreement.

         6. LIMITED LIABILITY. The Bank will not become liable to any person or entity for any act or omission whatsoever by reason of any error of judgment, or for any act done or omitted in good faith, or for any mistake of fact or law, or for anything it may do or refrain from doing in connection with this Agreement, unless such act or omission of the Bank is found to constitute willful misconduct, gross negligence or reckless disregard of the duties of the Bank. In no event will the Bank be held liable for any special, consequential, or punitive damages as a result of any such gross negligence, willful misconduct or reckless disregard. The Company represents to the Bank that it has and will continue to solicit the advice of its legal counsel regarding compliance with all state and federal securities laws in connection with the offer and sale of the Warrants. The Company affirms that is has in the past and will in the future follow the advice of its legal counsel regarding compliance with all relevant securities laws regarding such offer and sales. The Bank has no responsibility or obligation to ensure compliance with any securities laws and such responsibility remains solely with the Company. The Bank has no responsibility concerning and makes no representations as to the validity, value, or genuineness of the offering or the Warrants.

         7. RELIANCE BY BANK ON DOCUMENTS. The Bank will be entitled to rely upon and will be immune from liability for relying upon instructions or directions furnished to the Bank in writing by the Company and the Warrant Agent pursuant to the provisions of this Agreement. The Bank will be entitled to treat as genuine, and as the document purports to be, any letter, paper, or other document furnished to it and believed by the Bank to be genuine and signed and presented by the proper party or parties.

         8. INDEMNIFICATION AND LEGAL COUNSEL FOR BANK. The Company agrees to indemnify, defend and hold the Bank harmless from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including the cost of litigation, investigation and reasonable attorney's fees incurred by the Bank arising directly or indirectly out of its role as escrow agent pursuant to this Agreement, except as caused by the willful misconduct, gross negligence or reckless disregard of the Bank. The Bank does not assume any responsibility for the failure of any party or parties to make payments or comply with the terms of this Agreement or the offering of the Warrants. The Bank is not responsible for the collection of any of the Proceeds. The Bank may consult with legal counsel of its choice and will have full and complete immunity from liability for any action taken or not taken by the Bank in good faith and in accordance with the opinion of its legal counsel. The provisions of this section 8 will survive either the closing of the sale of the Warrants or the termination of the offer of the sale of the Warrants.

         9. COMPENSATION. The Company will pay the Bank reasonable compensation for this Agreement, which compensation will become earned commencing on the date of execution of this Agreement. Such compensation will include an initial fee of $1,000 upon the execution of this Agreement, together with such other amounts as may be agreed upon by the Bank and the Company. The Company will promptly reimburse the Bank, upon request of the Bank, expenses, disbursements, and advances, including reasonable attorney's fees, incurred or made by the Bank in connection with the preparation of this Agreement in an aggregate amount not in excess of $*________*.

         10. LIENS. The Bank will have first lien on all Proceeds and other items of value held by the Bank to assure payment of its compensation hereunder and reimbursement for the payment of any costs, liabilities, expenses, fees, disbursements, and advances, including attorney's fees reasonably incurred by it hereunder. The Bank will not be required to disburse any of the Proceeds or deliver or return any other thing of value until and unless the Bank has received such payment and reimbursement in full.

         11. RESIGNATION. The Bank has the right to resign as escrow agent upon giving sixty (60) days written notice to the Company and the Warrant Agent at the addresses set forth below and to the Warrantholders whose names and addresses are known to the Bank.

         12. NOTICE. Any notice required or authorized by this Agreement shall be in writing and shall be deemed to have been given when received by the parties at the addresses below:

         To the Bank:                     Tri-State Bank
                                             c/o: Donald L. Schurr
                                             Executive Vice President
                                          616 East Speer Boulevard
                                          Denver, Colorado 80203


         To the Company:                  Ocurest Laboratories, Inc.
                                          4400 PGA Boulevard
                                          Palm Beach Gardens, Florida 33410


         To the Warrant Agent:            American Securities Transfer &
                                                   Trust, Inc.
                                          1825 Lawrence Street
                                          Denver, Colorado 80202-1817

         13. EFFECT OF AGREEMENT. This Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the Bank and the Company.

         14. HEADINGS. The heading of the Sections are for reference purposes only and do not in any way affect the meaning or interpretation of this Agreement.

         15. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and which together constitute a single document. This Agreement may be executed and returned by facsimile with the original to follow by overnight courier.

         IN WITNESS WHEREOF, this Escrow Agreement has been made and executed as of the date first above written.

OCUREST LABORATORIES, INC.


BY:___________________________________________


By:___________________________________________

               TRI-STATE BANK

______________________________________________
  Donald L. Schurr, Executive Vice President